As filed with the Securities and Exchange Commission on April 23, 2007
                                                                                            File No. 333-______

                                                 UNITED STATES
                                      SECURITIES AND EXCHANGE COMMISSION
                                            Washington, D.C. 20549

                                                   FORM S-8

                                            Registration Statement
                                                     Under
                                          the Securities Act of 1933

                                             EDISON INTERNATIONAL
                            (Exact name of registrant as specified in its charter)

                                                  CALIFORNIA
                        (State or other jurisdiction of incorporation or organization)

                                                  95-4137452
                                     (I.R.S. Employer Identification No.)

                              2244 Walnut Grove Avenue (P.O. Box 976)   91770
                                        Rosemead, California          (Zip Code)
                                   (Address of Principal Executive Offices)

                                           EDISON INTERNATIONAL 2007
                                          PERFORMANCE INCENTIVE PLAN
                                           (Full title of the Plan)

                                               Michael A. Henry
                                                   Attorney
                                    2244 Walnut Grove Avenue (P.O. Box 800)
                                          Rosemead, California 91770
                                    (Name and address of agent for service)

                                                (626) 302-4328
                         (Telephone number, including area code, of agent for service)

                                        CALCULATION OF REGISTRATION FEE

                                                 Proposed        Proposed         Amount
                                 Amount           maximum         maximum           of
Title of securities               to be       offering price     aggregate     registration
to be registered(1)            registered      per share(2)  offering price(2)      fee

Common Stock, no par value   8,500,000 shs.       $51.88       $440,980,000     $13,358.09

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers additional  securities  to be  offered or issued in connection with the terms of the Edison International 2007 Performance Incentive Plan (the "Plan")
     providing for proportionate  adjustment of the amount of securities  being offered or issued  in the  event of stock  splits  or other transactions specified in the Plan.
(2)  Estimated pursuant to Rules 457(c) and 457(h), solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of Edison
     International common stock reported in the consolidated reporting system as of April 17,
     2007.

Page

                                                    PART II

                              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference.

The following documents filed with the Securities and Exchange Commission by Edison International are
incorporated by reference in this Registration Statement:

1.  Annual Report of Edison International on Form 10-K for the year ended December 31, 2006.

2. Current Report of Edison International on Form 8-K dated February 22, 2007 and filed February 27,
2007.

3.  The "Description of  Registrant's Securities to be Registered" on pages 4-5 of the Registration of
Securities of certain successor issuers filed by SCEcorp (former name of Edison International) on May 20,
1988.

All documents filed by Edison International pursuant to Sections 13(a), 13(c), 14 or 15(d) of the
Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not Applicable.

Item 5.  Interests of Named Experts and Counsel

The validity of the Common Stock offered by this prospectus has been passed upon for us by
Barbara E. Mathews, Vice President, Associate General Counsel, Chief Governance Officer and Corporate
Secretary of the Registrant. Ms. Mathews is a salaried employee of Southern California Edison Company, which is a subsidiary of Edison International, and she earns stock-based compensation based on Edison
International's common stock.

Item 6.  Indemnification of Directors and Officers

Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in
Section 317, subject to certain limitations.

Article Fifth of the Restated Articles of Incorporation of Edison International authorizes Edison
International to provide indemnification of directors, officers, employees, and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code,
subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

Article VI of the Bylaws of Edison International contains provisions implementing the authority granted in Article Sixth of the Restated Articles of Incorporation. The Bylaws provide for the indemnification of any director or officer of Edison International, or any person acting at the request of Edison International as a director, officer, employee or agent of another corporation or other enterprise, for any threatened, pending or completed action, suit or proceeding to the fullest extent permissible under California law and the Restated Articles of Incorporation of
Edison International, subject to the terms of any agreement between Edison International and such a person; provided that, no such person shall be indemnified: (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any directors' or officers' liability insurance policy maintained by Edison International; (ii) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale of securities of Edison International pursuant to Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (iii) if a court of competent jurisdiction finally determines that the indemnification is unlawful; (iv) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (v) for acts or omissions that the director or officer believes to be contrary to the best interests of Edison
International or its shareholders, or that involve the absence of good faith; (vi) for any transaction from which the director or officer derived an improper personal benefit;
(vii) for acts or omissions that show a reckless disregard for the director's or officer's duty to Edison International or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Edison International; (viii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duties to Edison International or its shareholders; (ix) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the California Corporations Code; or (x) as to
circumstances in which indemnity is expressly prohibited by Section 317 of the California
Corporations Code. The exclusions set forth in clauses (iv) through (ix) above shall apply only to indemnification with regard to any action brought by or in the right of Edison
International for breach of duty to Edison International or its shareholders. The Bylaws of Edison International also provide that Edison International shall indemnify any director or officer in connection with (a) a proceeding (or part thereof) initiated by him or her only if such proceeding (or part thereof) was authorized by the Board of Directors of Edison
International or (b) a proceeding (or part thereof) other than a proceeding by or in the name of Edison International to procure a judgment in its favor, only if any settlement of such a proceeding is approved in writing by Edison International. Indemnification shall cover all costs, charges, expenses, liabilities and losses, including attorneys'
fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by the director or officer.

Edison International has directors' and officers' liability insurance policies in force insuring directors and officers of Edison International and its subsidiaries. Edison
International has also entered into written agreements with each of its directors incorporating the indemnification provisions of its Bylaws.

Item 7.  Exemption From Registration Claimed

Not Applicable.

Item 8.  Exhibits

See Exhibit index.

Item 9.  Undertakings

The undersigned registrant hereby undertakes:

(a)(1)  To file,  during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the
"Calculation of Registration Fee" table in the effective registration statement.

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13 (a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities
Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in item 6 above, or otherwise, the registrant has been advised that in the opinion of the
Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities
(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                                  SIGNATURES

The Registrant

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on
Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the
23rd day of April, 2007.

                                                      Edison International

                                                      By /s/ Linda G. Sullivan
                                                      ------------------------------------------------
                                                      Linda G. Sullivan
                                                      Vice President and Controller

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                           Title                          Date

Principal Executive Officer:

    John E. Bryson*                      Chairman of the Board,
                                         President, Chief Executive
                                         Officer and Director           April 23, 2007

Principal Financial Officer:

    Thomas R. McDaniel*                  Executive Vice President,
                                         Chief Financial Officer,
                                         and Treasurer                  April 23, 2007

Controller or Principal Accounting Officer:

By /s/ Linda G. Sullivan
---------------------------------
    Linda G. Sullivan                    Vice President
                                         and Controller                 April 23, 2007

Board of Directors:

    France A. Cordova*                Director                          April 23, 2007
    Charles B. Curtis*                Director                          April 23, 2007
    Bradford M. Freeman*              Director                          April 23, 2007
    Luis G. Nogales*                  Director                          April 23, 2007
    Ronald L. Olson*                  Director                          April 23, 2007
    James M. Rosser*                  Director                          April 23, 2007
    Richard T. Schlosberg, III*       Director                          April 23, 2007
    Robert H. Smith*                  Director                          April 23, 2007
    Thomas C. Sutton*                 Director                          April 23, 2007

*By /s/ Barbara E. Mathews
---------------------------------
    (Barbara E. Mathews, Attorney-in-Fact)

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                                                 EXHIBIT INDEX

Exhibit
Number                                    Description

3.1      Restated  Articles of Incorporation of Edison International dated effective December 19, 2006
         (File No. 1-9936 filed as Exhibit 3.1 to Form 10-K for the year ended December 31, 2006)*

3.2      Amended Bylaws of Edison International, as Adopted by the Board of Directors effective
         October 20, 2005, (File No. 1-9936, filed as Exhibit 3.1 to Edison International's Form 8-K dated October 20, 2005 and filed October 26, 2005)*

5        Opinion of Counsel

23.1     Consent of Counsel (included in Exhibit 5)

23.2     Consent of PricewaterhouseCoopers LLP

24       Power of Attorney

_______________
*   Incorporated by reference pursuant to Rule 411(c) under the Securities Act of 1933.

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